EXHIBIT 23(P)(IX)

                   WILMINGTON TRUST INVESTMENT MANAGEMENT, LLC

                 CODE OF ETHICS AND STATEMENT OF INSIDER TRADING

                                 APRIL 29, 2009

                           ~ Policies and Procedures ~

I.     INTRODUCTION

       A. Wilmington Trust Investment Management, LLC ("WTIM") has adopted this Code of Ethics and Insider Trading Statement (the "Code") to comply with applicable FEDERAL SECURITIES LAWS by establishing policies and procedures with respect to standards of conduct of EMPLOYEES, protection of material non-public information, and personal securities trading by ACCESS PERSONS.

       B. In accordance with Section 204 of the Investment Advisers Act of 1940 ("Advisers Act"), WTIM, as a registered investment adviser, must establish, maintain and enforce a written code of ethics that, at a minimum, includes:

           1. A standard (or standards) of business conduct that is required of our supervised persons, that reflects our fiduciary obligations and those of our supervised persons;

           2. Provisions requiring our supervised persons to comply with applicable FEDERAL SECURITIES LAWS;

           3. Provisions that require all of our ACCESS PERSONS to report, and for WTIM compliance staff to review, their personal securities transactions and holdings periodically as provided below;

           4. Provisions requiring supervised persons to report any violations of our Code of Ethics promptly to our Chief Compliance Officer ("CCO") or other designated compliance personnel ("DP"); and

           5. Provisions requiring that each ACCESS PERSON be provided with a copy of this Code and any amendments, and requiring that each ACCESS PERSON provide WTIM with a written acknowledgment of their receipt of this Code and any amendments.

       C.  Definitions for italicized words used herein are listed on Appendix
           I.

       D. Compliance personnel and members of WTIM's Compliance Committee are listed on Appendix II.


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II.    GENERAL PRINCIPLES AND STANDARDS OF CONDUCT

       A. This Code (as it may be amended or modified from time to time) is intended to inform staff of certain standards of conduct which they are expected to observe at all times.

       B. However, it is important that personnel go beyond the letter of this Code and remain sensitive to the need to avoid improper conflicts of interest, or even the appearance of such conflicts of interest, that are not expressly addressed by this Code.

       C. This Code of Ethics and Insider Trading Statement ("Code") is based on the following principles and standards:

           1. WTIM owes a fiduciary duty to all of its CLIENTS and, therefore, EMPLOYEES must at all times place the interests of CLIENTS ahead of their own.

           2. ACCESS PERSONS must avoid any conduct that could create any actual or potential conflict of interest, and must ensure that their personal securities transactions do not in any way interfere with, or appear to take advantage of, the portfolio transactions undertaken on behalf of CLIENTS.

           3. ACCESS PERSONS shall not take inappropriate advantage of their positions with WTIM to secure personal benefits that would otherwise be unavailable to them.

           4. It is imperative that all ACCESS PERSONS avoid any situation that might compromise, or call into question, the exercise of fully independent judgment in the interests of CLIENTS. All EMPLOYEES must adhere to these general principles in the conduct of the firm's business, even in situations that are not specifically addressed in this Code. Any violation of the Code may constitute grounds for dismissal.

       D.  Confidentiality of Client Information.

           1. Confidentiality of Client information is a fundamental principle of the investment management business. EMPLOYEES must maintain the confidential relationship between WTIM and each of its CLIENTS.

           2. This confidentiality of CLIENT information such as the extent of the account relationship must be held inviolate by those to whom it is entrusted and must never be discussed outside the normal and necessary course of business. To the extent possible, all information concerning CLIENTS and their accounts shall be shared among EMPLOYEES on a strictly need-to-know basis.

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       E.  Conflicts of Interest.

           1. It shall be the first obligation of every ACCESS PERSON to fulfill his or her fiduciary duty to clients.

           2. No ACCESS PERSON shall undertake any outside employment, or engage in any personal business interest, that would interfere with the performance of this fiduciary duty.

           3. No ACCESS PERSON may act on behalf of WTIM in any transaction involving persons or organizations with whom he or she, or his or her FAMILY, have any significant connection or financial interest. In any closely held enterprise, even a modest financial interest held by an ACCESS PERSON, or any member of his or her FAMILY, should be viewed as significant.

       F.  Service as a Director.

           1. No ACCESS PERSON shall become a director or any official of a business organized for profit without first obtaining written approval from the CCO based upon the determination by the Compliance Committee that such service would not be inconsistent with the interests of WTIM and its CLIENTS.

              SHOULD A RELATED PERSON OF AN ACCESS PERSON BECOME A DIRECTOR OR ANY OFFICIAL OF A BUSINESS ORGANIZED FOR PROFIT, THE CHIEF COMPLIANCE OFFICER SHOULD BE NOTIFIED IMMEDIATELY.

       G.  Personal Fiduciary Appointments.

           1. No ACCESS PERSON shall accept a personal fiduciary appointment without first obtaining the written approval of the CCO, unless such appointment results from a close FAMILY relationship.

       H.  Service on Civic and Charitable Organizations

           1. WTIM encourages its EMPLOYEES to participate in local and civic and charitable activities. In some cases, however, it may be improper for an ACCESS PERSON to serve as a member, director, officer or employee of a municipal corporation, agency, school board, or library board.

           2. Such service may be deemed appropriate upon receipt by the CCO and review by the Compliance Committee of written assurances that business relationships between WTIM and such entities would not be prohibited or limited because of statutory or administrative requirements regarding conflicts of interest.

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       I.  Fees to Consultants and Agents.

           1. Any and all fees and payment direct or indirect, to consultants, agents, solicitors and other third-party providers of professional services must be approved by senior management prior to conclusion of any formal arrangements for services.

       J.  Personal Benefits.

           1. No ACCESS PERSON, or member of his or her FAMILY, may accept a personal gift, benefit, service, form of entertainment or anything of more than de minimis value ("gift") from CLIENTS, suppliers, service providers, brokers and all other parties with whom WTIM has contractual or other business arrangements if such gift is made because of the recipient's affiliation with WTIM or with an ACCESS PERSON.

           2. Any ACCESS PERSON, who receives a gift of more than de minimis value, or a gift with an unclear status under this section, shall promptly notify the CCO. The CCO, who may consult with the Compliance Committee or in-house counsel, will then determine whether the gift shall be retained by the ACCESS PERSON or member of his or her FAMILY, returned to the donor, or donated without tax deduction to such charitable organization as determined by WTIM.

       K.  Personal Fees and Commissions.

           1. No ACCESS PERSON shall accept personal fees, commissions or any other form of remuneration in connection with any transactions on behalf of WTIM or any of its CLIENTS, except those approved by the CCO, and which are received in the ordinary course of business.

       L.  Dealings with Suppliers.

           1. ACCESS PERSONS shall award orders or contracts to outside suppliers on behalf of WTIM solely on the basis of merit and competitive pricing, without regard to favoritism or nepotism.

       M.  Political Contributions.

           1. WTIM shall make no contributions to political parties or candidates for office.

       N.  Duty to Report Violations or Potential Conflicts of Interest.

           1. The CCO must be informed at all times of matters that may constitute violations of this Code, or that may be considered of fraudulent or illegal in nature, or potentially injurious to the good reputation of WTIM. All EMPLOYEES have a duty to report such events immediately.

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       O.  Full Disclosure.

           1. In responding to requests for information concerning WTIM's business practices from WTIM's internal or independent accountants and auditors, counsel, regulatory agencies or other third parties, WTIM shall be truthful in its communications and shall make full disclosure at all times.

III.   COMPLIANCE WITH FEDERAL SECURITIES LAWS

       A. As an investment adviser registered with the U.S. Securities and Exchange Commission (the "SEC"), WTIM is subject to the provisions of the Advisers Act. Of particular note is Section 206 of the Advisers Act, which provides, in part, that it is unlawful for any investment adviser:

           1. To employ any device, scheme, or artifice to defraud any client or prospective client;

           2. to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client; or

           3. to engage in any act, practice, or course of business which is fraudulent, deceptive, or manipulative.

       B. EMPLOYEES shall at all times comply with these and all other laws and regulations that may be applicable to WTIM's business.

       C. In some instances, where such laws and regulations may be ambiguous and difficult to interpret, Employees should seek the advice of WTIM's CCO, who may also seek the advice of legal counsel.

IV.    STATEMENT OF INSIDER TRADING

       A. The Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA") requires that all investment advisers and broker-dealers establish, maintain and enforce written policies and procedures designed to detect and prevent the misuse of material nonpublic information by such investment adviser and/or broker-dealer, or any person associated with the investment adviser and/or broker-dealer.

       B. Section 204A of the Advisers Act states that an investment adviser must adopt and disseminate written policies with respect to ITSFEA, and an investment adviser must also vigilantly review, update, and enforce them. Accordingly, WTIM has adopted the following policy, procedures and supervisory procedures as an integral part of its Code applicable to all ACCESS PERSONS.

       C. The purpose of this section is to familiarize ACCESS PERSONS with issues concerning insider trading and assist them in putting into context the policy and procedures on insider trading.

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       D.  No ACCESS PERSON may trade in a security, either personally or on behalf of CLIENTS, while in possession of material, nonpublic information regarding that security; nor may any ACCESS PERSON communicate material, nonpublic information to others in violation of the law. This conduct is commonly referred to as "insider trading." This policy extends to activities within and without the individual functions of ACCESS PERSONS and covers not only their personal transactions, but also indirect trading by FAMILY, friends and others, or the nonpublic distribution of inside information from them to others. Any questions regarding corporate policies and appropriate procedures should be referred to the CCO.

       E. The term "insider trading" is not defined in the FEDERAL SECURITIES LAWS, but generally is used to refer to the use of material nonpublic information to trade securities (whether or not one is an "insider") or the communication of material nonpublic information to others who may then seek to benefit from such information.

           Rule 10b5-l under the Securities Exchange Act of 1934 ("1934 Act") defines when a purchase or sale constitutes trading "on the basis of material nonpublic information in insider trading cases brought under
           Section 10 (b) of the 1934 Act and Rule 10b-5 thereunder. A purchase or sale of a security of an issuer is "on the basis of material nonpublic information about that security or issuer if the person making the purchase or sale was aware of the material nonpublic information when the person made the purchase or sale.

       F. While the law concerning insider trading is not static and may undergo revisions from time to time, it is generally understood that the law prohibits:

           1. trading by an insider, while in possession of material nonpublic information;

           2. trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

           3. communicating material nonpublic information to others.

       G.  Who is an Insider?

           1. The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes.

           2. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such

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              service providers. In addition, an investment adviser may
              become a temporary insider of a company it advises or for which it provides other services.

           3. According to the United States Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

       H.  What is Material Information?

           1. Trading on inside information can be the basis for liability when the information is material. In general, information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information is reasonably certain to have a substantial effect on the price of a company's securities.

           2. Information that ACCESS PERSONS should consider material includes, but is not limited to dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

       I.  What is Nonpublic Information?

           1. Information is nonpublic until it has been effectively communicated to the marketplace.

           2. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Bloomberg electronic news reports or in THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

           3. Depending on the nature of the information, and the type of timing of the filing or other public release, it may be appropriate to allow for adequate time for the information to be "effectively" disseminated.

       J.  Penalties for Insider Trading.

           1. Penalties for trading on or communicating material nonpublic information are severe, both for individuals and their employers. An individual can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation:

              a. civil injunctions;

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              b. treble damages;

              c. disgorgement of profits;

              d. jail sentences;

              e. fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

              f. fines for the employer or other controlling person of up to the greater of $1 million or three times the amount of the profit gained or loss avoided.

V.     PROCEDURES FOR PROTECTION OF NON-PUBLIC INFORMATION

       A. The following procedures have been established to aid ACCESS PERSONS in avoiding insider trading and to aid in preventing, detecting, and imposing sanctions against insider trading. Access persons must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and/or criminal penalties. If you have questions about these procedures, you should consult the CCO.

       B.  Identifying Inside Information.

           1. Before trading for yourself or others, including CLIENTS, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

              a. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

              b. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace, e.g. by being published electronically by Bloomberg, or in THE WALL STREET JOURNAL or other publications of general circulation?

           2. If, after consideration of the above, you believe that the information is material and nonpublic, or if you have any questions as to whether the information is material and nonpublic, you should report the matter immediately to the CCO.

           3. Until the CCO has had an opportunity to review the matter, and consulted with senior management and in-house counsel as appropriate, you should not (i) purchase or sell the security on behalf of yourself or others,

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              including CLIENTS, and (ii) communicate the information to anyone, other than the senior management or compliance staff involved.

           4. Following review, you will be instructed to either continue the prohibitions against trading and communication, or you will be allowed to communicate the information and then trade.

       C.  Restricting Access to Material Nonpublic Information.

           1. Any information in your possession that you identify as material and nonpublic may not be communicated to anyone, other than as provided above.

           2. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be locked and access to computer files containing material nonpublic, information should be restricted.

       D.  Resolving Insider Trading Issues.

           1. If, after consideration of the items set forth above, doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the CCO before trading or communicating the information to anyone.

       E.  Supervision.

           1. The supervisory roles of WTIM's senior management and CCO are critical to the protection of material nonpublic information.

           2. To prevent insider trading, senior management and the CCO shall:

              a. answer promptly any questions regarding insider trading;

              b. resolve issues of whether information received by ACCESS
                 PERSONS is material and nonpublic;

              c. update the Insider Trading Statement and distribute amendments thereto, as necessary, to all ACCESS PERSONS;

              d. obtain an annual written acknowledgment from all ACCESS PERSONS that they have reviewed this Code, including the Insider Trading Statement contained herein; and

              e. when it has been determined that any ACCESS PERSON has material nonpublic information:


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                 (i)  implement measures to prevent dissemination of such
                      information, and

                 (ii) if necessary, restrict ACCESS PERSON from trading the securities.

       F.  Detection of Insider Trading.

           1. To detect insider trading, the CCO or a designated person shall:

              a. review the personal trading activity reports filed quarterly by each ACCESS PERSON, as well as the duplicate confirmations and periodic account statements forwarded by their brokers, for transaction patterns that could indicate insider trading; and

              b. coordinate the review of accounts and portfolios managed by
                 WTIM, if necessary, with other appropriate officers, directors or EMPLOYEES of WTIM.

       G.  Special Reports to Management.

           1. Promptly upon learning of a potential insider trading violation, the CCO shall prepare a written report detailing the incident.

           2. On an annual basis, the CCO will prepare a written report to WTIM setting forth the following:

              a. a summary of the existing procedures to detect and prevent insider trading;

              b. full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation; and

              c. an evaluation of the current procedures and any recommendations for improvement.

VI.    PERSONAL TRADING PROCEDURES

       A. General fiduciary principles shall govern all personal investment activities.

       B. WTIM Access Persons must utilize the following broker/dealers only for their personal and/or related brokerage accounts: WBSC, e-Trade, Fidelity, Merrill Lynch, Schwab, and TDAmeritrade only. However, an ACCESS PERSON may seek a waiver (Schedule E) from this requirement by submitting a Brokerage Account Waiver Application to the CCO. The Chief Compliance Officer will then evaluate the request and notify the ACCESS PERSON within a reasonable amount of time of their decision. PLEASE NOTE THAT WAIVERS WILL ONLY BE GRANTED IN CASES OF

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           EXTREME NECESSITY. FOR EXAMPLE, SPOUSE'S RELATED ACCOUNT MAY ONLY BE
           HOUSED WHERE SPOUSE'S EMPLOYER SPECIFIES OR WHERE A TRUST MAY
           REQUIRE.

       C.  Limited Offerings and Limited Partnerships:

           1. With respect to affiliated and non-affiliated LIMITED OFFERING AND LIMITED PARTNERSHIP securities (e.g. Balentine, Camden and Guidance, etc.), ALL PURCHASES IN THESE SECURITIES ARE SUBJECT TO PRE-CLEARANCE (Schedule A) as stated in Section 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act"), by WTIM's Chief Compliance Officer, Anna M. Bencrowsky, or in her absence, John Kelley, Rex Macey or in their absences Marilyn Talman, Esq.

       D.  REPORTABLE SECURITIES:

           1. While ACCESS PERSONS are permitted to execute personal trades, all transactions are subject to the limitations, prohibitions, and reporting requirements as set forth in this Code.

           2. Access Persons directly involved in Client accounts, excluding the quantitative models, are subject to the pre-clearance and blackout periods provisions in the Rodney Square Code of Ethics.

           3. REPORTABLE SECURITIES by Access Persons include all types of equity, fixed income and related securities, including, but not limited to:

              a. common and preferred stocks;

              b. closed-end fund shares;

              c. interests in private placements, limited partnerships, limited offerings, LLCs, etc.;

              d. warrants;

              e. depositary receipts;

              f. options and other derivative securities;

              g. convertible bonds;

              h. municipal bonds; and

              i. any other security not specifically excluded under VI.C.2, below.

           4. Also reportable are any of the FUNDS advised by corporate affiliates of WTIM, including the Wilmington, Balentine, CRM and Roxbury mutual funds, which are REPORTABLE FUNDS under this Code, regardless of the types of accounts in which these FUNDS are held.

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       E.  Exemptions.

           1. Reports - ACCESS PERSONS need not submit:

              a. any report with respect to securities held in accounts over which the access person had no direct or indirect influence or control;

              b. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; or

              c. a transaction report with respect to transactions effected pursuant to an AUTOMATIC INVESTMENT PLAN. However, any transaction that over-rides the pre-set schedule or allocation of investments in REPORTABLE SECURITIES must be disclosed in quarterly reports.

           2. EXEMPT SECURITIES - ACCESS PERSONS need not report:

              a. direct obligations of the Government of the United States;

              b. bankers' acceptances or bank certificates of deposit,
                 commercial paper and high quality short-term debt instruments, including repurchase agreements;

              c. shares issued by money market funds;

              d. shares issued by open-end FUNDS other than REPORTABLE FUNDS; or

              e. unit investment trusts that are exclusively invested in one or more open-end FUNDS, none of which are REPORTABLE FUNDS.

           3. Notwithstanding these general exemptions, the SEC has full authority to examine all personal securities transactions to determine any violation of FEDERAL SECURITIES LAWS.

       F.  Initial Holdings Reports.

           1. The Code requires that each employee who becomes an ACCESS PERSON submit an Initial Holdings Report to the CCO or other designated compliance personnel.

           2. Initial Holdings Reports must be submitted no later than 10 (ten) days after the employee becomes an ACCESS PERSON, and the information must be current as of a date no more than 45 (forty-five) days prior to the date the employee becomes an ACCESS PERSON.


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           3. The current form of Initial Holdings Report is attached as
              SCHEDULE B. All information requested on this report is required by law and/or this Code and must be provided in full.

       G.  Annual Holdings Reports.

           1. The Code requires that each "ACCESS PERSON" submit an Annual Holdings Report to the CCO or other designated compliance personnel.

           2. Annual Holdings Reports must be submitted electronically via Personal Trade Assistant ("PTA") no later than 10 (ten) days after calendar year-end, or such other date that may be selected by WTIM from time to time, and the information must be current as of a date no more than 45 (forty-five) days prior to the date the report was submitted by the "ACCESS PERSON."

           3. Please note that periodic holdings reports are required so that compliance personnel and regulatory examiners have ready access to a "snapshot" of an ACCESS PERSON'S total holdings, rather than having to piece the information together from multiple transaction reports.

           4. A manual Annual Holdings Report form is attached as SCHEDULE C, and should be used only in the event an access person is away from Wilmington Trust Company for the duration of the Annual Holdings reporting period, as PTA may not be accessed away from Wilmington Trust Company. All information requested on this report is required by law and/or this Code and must be provided in full.

       H.  Quarterly Securities Transactions Reports.

           1. The Code requires that each ACCESS PERSON submit a Quarterly Securities Transactions Report to the CCO or other designated compliance personnel.

           2. Quarterly Securities Transactions Reports must be submitted electronically via PTA no later than 30 (thirty) days after the end of each calendar quarter, which report must cover all transactions during the quarter.

           3. A manual Securities Transactions Report is attached as SCHEDULE D, and should be used only in the event an access person is away from Wilmington Trust Company for the duration of the Securities Transaction Report reporting period, as PTA may not be accessed away from Wilmington Trust Company. All information requested on this report is required by law and/or this Code and must be provided in full.


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       I.  Note that an ACCESS PERSON need not list each holding or transaction separately on the reports described in this section, provided that:

           1. the information required by each report appears on the account statements provided by the ACCESS PERSON; and

           2. that such statements are received by WTIM compliance staff within the applicable time frame. However, the ACCESS PERSON must attest to the certifications set forth on each report.

       J.  Prohibited Investments.

           1. An ACCESS PERSON may not acquire a direct or indirect BENEFICIAL OWNERSHIP interest in securities in an INITIAL PUBLIC OFFERING ("IPO").

       K. Treatment of Employee TRADING ACCOUNT Statements, including WT Thrift Savings Plan account statements ("Thrift Plan Statements").

           1. Every ACCESS PERSON must direct his or her broker, bank or other financial institution to provide WTIM compliance personnel with duplicate copies of all account statements for all TRADING ACCOUNTS, including accounts holding shares of REPORTABLE FUNDS, LIMITED OFFERINGS AND LIMITED PARTNERSHIPS.

           2. While Thrift Plan Statements for accounts that hold REPORTABLE FUNDS are exempt from this requirement, ACCESS PERSONS must still periodically disclose:

              a. current positions in REPORTABLE FUNDS;

              b. Thrift Plan accounts that hold REPORTABLE FUNDS;

              c. actual transactions in REPORTABLE FUNDS during the quarter, other than transactions that are effected according to a pre-set schedule or allocation program; and

              d. any re-allocation of assets among REPORTABLE FUNDS or
                 over-rides of pre-set schedules or allocation programs.

           3. Please refer to the reporting formats on SCHEDULES B, C AND D for specific disclosure instructions.

           4. All EMPLOYEES of WTIM should notify any broker-dealer with which they open a TRADING ACCOUNT that they are associated with an SEC-registered company. AN EMPLOYEE MUST CONTACT THE CCO OR THE SENIOR COMPLIANCE OFFICER OR IN THEIR ABSENCES MARILYN TALMAN, ESQ., PRIOR TO EFFECTING ANY TRANSACTIONS WITH A PERSON OR ENTITY NOT LICENSED WITH FINRA.

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VII.   REVIEW OF PERSONAL TRADING

       A. Transactions shall be analyzed by the CCO or a designated person to assess whether an ACCESS PERSON is trading for his/her own TRADING ACCOUNTS in the same securities he/she is trading for CLIENTS, and whether the CLIENTS received terms as favorable as the ACCESS PERSON.

       B. Compliance personnel will also periodically review personal trading patterns for indications of abuse, including market timing, and investigate any substantial disparities between security performance and trade execution achieved by ACCESS PERSONS versus performance and execution achieved by their CLIENTS.

       C. Personal trading activities will also be reviewed so as to discourage ACCESS PERSONS from engaging in a pattern of securities transactions which is so excessively frequent as to potentially impact their ability to carry out their assigned responsibilities.

       D. Should reported transaction activity of ACCESS PERSONS indicate trends that could pose a potential risk to achieving full compliance with this Code, additional trading restrictions may be implemented.

       E. The CCO's transactions and trading patterns will be reviewed and analyzed by the Chief Operating Officer of WTIM.

VIII.  VIOLATIONS AND SANCTIONS

       A. Upon discovering a violation of this Code, the Compliance Committee may impose such sanctions as it deems appropriate, including, but not limited to, a requirement that the violator conduct all personal securities transactions through WTIM's trading operations, disgorgement of profits, a letter of censure or suspension, or termination of employment.

       B. All material violations of this Code and sanctions imposed with respect thereto shall be reported periodically to WTIM's senior management for inclusion in appropriate reports to the Board of Directors.

IX.    EDUCATION AND TRAINING

       A. The CCO will schedule introduction sessions for all new staff, as well as periodic training sessions as a means to further educate those who continue to be subject to the Code, as new regulatory issues develop and/or to introduce amendments to the Code.

       B. Any ACCESS PERSON may contact the CCO at any time for assistance with compliance with the Code. ALL EMPLOYEES ARE STRONGLY ENCOURAGED TO ASK FIRST IF THERE IS ANY DOUBT ABOUT A TRANSACTION.

X.     RETENTION OF RECORDS

       A. The following records shall be maintained: this Code and any amendments; a list of all persons required to make reports hereunder from time to time; a copy of each report made by an ACCESS PERSON hereunder; and a list of all persons responsible for reviewing the reports required hereunder.

       B. Also to be maintained are records of any decision, including the reasons supporting the decision, to approve an exception to the Code, as well as a record of any violation hereof, including any action taken as a result of such violation.

XI.    AMENDMENTS

       A. This Code shall be amended from time to time, as changing regulations warrant, as operational procedures are enhanced, or to reflect non-material updates.

                                                                      APPENDIX I

                                   DEFINITIONS

For purposes of this Code:

1.   ACCESS PERSON means any supervised person (employee) of WTIM who:

     a. has access to non-public information regarding any client's PURCHASE OR SALE OF SECURITIES, or non-public information regarding the portfolio holdings of any REPORTABLE FUND; or

     b. is involved in making securities recommendations to clients or who has access to such recommendations that are non-public; or

     c.  is a director, officer or partner of WTIM.

2. AUTOMATIC INVESTMENT PLAN means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An AUTOMATIC INVESTMENT PLAN includes a dividend reinvestment plan.

3. BENEFICIAL OWNERSHIP and BENEFICIAL OWNER(S) for purposes of this Code, shall be interpreted in a manner consistent with the provisions of Section 16 of the of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder which, generally speaking, encompasses those situations where the owner(s) have the right to enjoy some economic benefits from the ownership of the security regardless of who is the registered owner. This would include:

     a. securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise regardless of whether the securities are owned individually or jointly;

     b. securities held in the name of a member of his or her immediate family (spouse, minor child and adults) sharing the same household;

     c. securities held by a trustee, executor, administrator, custodian or broker; (Note, accounts are reportable even if an access person does not derive a current economic benefit from such account or accounts);

     d. securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

     e. securities held by a corporation which can be regarded as a personal holding company of a person; and

     f. securities recently purchased by a person and awaiting transfer into his or her name.

4. CLIENT means both individual and institutional clients (including corporations, investment companies, trusts, endowments, foundations and other legal entities), whether resident or non-U.S. resident, for whom WTIM provides investment services.

5. COMPLIANCE DESIGNEE and COMPLIANCE PERSONNEL include persons designated and appointed by WTIM to perform various responsibilities under this Code, including the review of personal trades and analysis and remediation of trading violations.

6. EMPLOYEES shall mean every manager, member, director, officer and Access Person of WTIM.

7. FAMILY shall include one's spouse, minor children, parents, siblings and adults living in the same household.

8. FEDERAL SECURITIES LAWS means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

9.   FUND means an investment company registered under the Investment Company
     Act.

10. INITIAL PUBLIC OFFERING (IPO) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

11. LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 of this chapter.

12. LIMITED PARTNERSHIP means a commingled vehicle that is not publicly offered and is exempt from registration under the Securities Act of 1933 and Investment Act of 1940.

13. PURCHASE OR SALE OF A SECURITY includes, among other things, the writing of an option to purchase or sell a security.

14. PERSONAL TRADE ASSISTANT (PTA) is provided by Dataware Solutions, and is an electronic tool that facilitates completion of required Certifications, and holdings of all access and related persons brokerage accounts.

15.  REPORTABLE FUND means:

     a. Any fund for which WTIM or a corporate affiliate serves as an investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940; or

     b. Any fund whose investment adviser or principal underwriter controls or is controlled by WTIM, or is under common control with WTIM.

     c.  Any Exchange-Traded Fund (ETFs) or Exchange-Traded Notes (ETNs).

     d.  For purposes of this Code, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act of 1940.

16. REPORTABLE SECURITY means a security as defined in Section 2(a)(18) of the Advisers Act, irrespective of whether the issuer is a U.S. or non-U.S. entity and whether the security is being held by a U.S or non-U.S. custodian, or directly or indirectly, in personal custody, generally defined as any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, an option on a future or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, an option on a future or privilege entered into in a national securities exchange relating to foreign currency, a security issued by any foreign government or agency thereof or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

17. EXEMPT SECURITIES for purposes of reporting under this Code include the following:

     a.  Direct obligations of the Government of the United States;

     b. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

     c.  Shares issued by money market FUNDS;

     d.  Shares issued by open-end FUNDS other than REPORTABLE FUNDS; and

     e. Shares issued by unit investment trusts that are invested exclusively in one or more open-end FUNDS, none of which are REPORTABLE FUNDS.

18. TRADING ACCOUNT includes any account maintained at any broker, bank, or other financial institution that is owned or controlled by an ACCESS PERSON. Included for purposes of this Code are retirement accounts of any kind that contain investments in REPORTABLE FUNDS and which allow for periodic re-allocation by the ACCESS PERSON or a FAMILY member.

                                                                     APPENDIX II

---------------------------------------------------------------------------------------------------------

                                         WTIM COMPLIANCE PERSONNEL
                                             AS OF APRIL 2009
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

                     PERSONS DESIGNATED TO RECEIVE PERSONAL TRADING REPORTS
---------------------------------------------------------------------------------------------------------
---------------------------------------- ---------------------- -----------------------------------------

Anna M. Bencrowsky, CCO                  302-651-8512           abencrowsky@wilmingtontrust.com
---------------------------------------- ---------------------- -----------------------------------------
---------------------------------------------------------------------------------------------------------

                          PERSONS DESIGNATED TO REVIEW PERSONAL TRADING REPORTS
---------------------------------------------------------------------------------------------------------
---------------------------------------- ---------------------- -----------------------------------------

*Anna M. Bencrowsky,                     302-651-8512           abencrowsky@wilmingtontrust.com
  VP & CCO
---------------------------------------- ---------------------- -----------------------------------------
---------------------------------------- ---------------------- -----------------------------------------
*Rex P. Macey, SVP, CIO                  302-651-2136           rmacey@wilmingtontrust.com
---------------------------------------- ---------------------- -----------------------------------------
---------------------------------------- ---------------------- -----------------------------------------
  Steven P. Lindale, IO                  302-651-1112           slindale@wilmingtontrust.com
---------------------------------------- ---------------------- -----------------------------------------
---------------------------------------- ---------------------- -----------------------------------------
*John J. Kelley, VP                      302-651-8392           jkelley@wilmingtontrust.com
---------------------------------------- ---------------------- -----------------------------------------
---------------------------------------- ---------------------- -----------------------------------------
*Marilyn Talman, Esq., VP                302-651-8518           mtalman@wilmingtontrust.com
---------------------------------------- ---------------------- -----------------------------------------


* DENOTES MEMBER OF THE COMPLIANCE COMMITTEE

                                                                      SCHEDULE A

--------------------------------------------------------------------------------
                   WILMINGTON TRUST INVESTMENT MANAGEMENT, LLC
                               PRE-CLEARANCE FORM
                   REQUEST FOR APPROVAL TO MAKE A PURCHASE IN
                   A LIMITED OFFERING OR LIMITED PARTNERSHIP
--------------------------------------------------------------------------------


PART I:  TO BE COMPLETED BY ACCESS PERSON FOR EACH CONTEMPLATED TRADE.
                                                       ----

1.   Date of Request:
2.   Name of ACCESS PERSON:
3.   Name of ACCESS PERSON'S Related Account:
4.   Name of Fund:
5.   Name of L.P. Sponsor:
6.   Investor Reference Number:
7.   Investment Amount:
8.   Effective Investment Date:
9.   Purchase or Sale [ ] Buy  [ ] Sell
10. Have you Purchased or Sold this Limited Offering or Limited Partnership within the past 60 Calendar Days?
     [] No  [] Yes        Details:

ACCESS PERSON'S Certification: "I have read and understand the current version of the Code of Ethics and I believe the transaction as proposed will comply fully with the provisions of such Code."

Signature                                              Position:
          -------------------------------------------

--------------------------------------------------------------------------------

PART II: TO BE COMPLETED BY APPROPRIATE COMPLIANCE PERSONNEL.

1.   Transaction Approved
          [ ]   No           Reason
          [ ]   Yes          Approval Expiration Date:

Notes/Comments:

Name:                                                   Date:
      -----------------------------------------------
         COMPLIANCE PERSONNEL

                                                                      SCHEDULE B

                   WILMINGTON TRUST INVESTMENT MANAGEMENT, LLC

--------------------------------------------------------------------------------
                    CODE OF ETHICS AND INSIDER TRADING REPORT
                              ~ INITIAL HOLDINGS ~
--------------------------------------------------------------------------------

To the Chief Compliance Officer or Designee:

A.   ACKNOWLEDGMENTS

     I hereby attest to the following:

     a. I have received the current version of the Code of Ethics and Insider Trading Statement (the "Code") of Wilmington Trust Investment Management, LLC ("WTIM");

     b. I have read and understand the Code and recognize that I am subject thereto in my capacity as a designated ACCESS PERSON;

     c. I fully understand my responsibilities under the Code and agree to comply with all applicable policies, procedures and reporting requirements; and

     d. I understand that significant sanctions may be imposed for non-compliance with this Code and that violations, including failure to file timely reports, may be subject to review by senior management and the Board of Directors.

B.   CONFLICTS OF INTEREST AND/OR INSIDER TRADING ISSUES

     [ ] I hereby certify that I have no knowledge of either the existence of any personal conflict of interest relationship, or inappropriate sharing of material non-public information which may involve WTIM, its corporate affiliates, and any CLIENT accounts, such as any economic relationship between my transactions and securities held or to be acquired by a CLIENT account.

                                       OR

     [ ] Report of potential conflicts of interest or insider trading issues is attached.

C.   DISCLOSURE OF CERTAIN INVESTMENTS

     [ ] I hereby certify that I had no recent (during the past month) and have no pending transactions in an IPO, LIMITED OFFERING AND/OR LIMITED PARTNERSHIP.

                                       OR

     [ ] Description of transactions(s) in an IPO, LIMITED OFFERING and/or
         LIMITED PARTNERSHIP are attached.

D. INITIAL HOLDINGS OF REPORTABLE SECURITIES, INCLUDING THE WILMINGTON, BALENTINE, CRM OR ROXBURY MUTUAL FUNDS

     As of ____________ ___, _____, I had a direct or indirect BENEFICIAL OWNERSHIP interest in certain REPORTABLE SECURITIES:

     [ ] As listed below; OR

     [ ] By checking this box, I hereby certify that all ______ or part _____ of my current holdings information otherwise reportable below is included instead on the ATTACHED statement(s) from the financial institution(s) listed in Section E of this report.

-------------------------------- ----------- -------------- --------------- ---------------- ------------------------
    TITLE/NAME/DESCRIPTION        TYPE OF      TICKER OR      NUMBER OF        PRINCIPAL        TYPE OF INTEREST
          OF SECURITY             SECURITY       CUSIP          SHARES          AMOUNT        (DIRECT OR INDIRECT)
          -----------             --------       -----          ------          ------        --------------------











-------------------------------- ----------- -------------- --------------- ---------------- ------------------------

E.   CURRENT TRADING ACCOUNTS

     As of , , the following is a list of all brokers, dealers or banks with whom I currently maintain a Trading Account in which Reportable Securities are held for my direct or indirect benefit:

--------------------------------------------------- -------------- --------------------------- -----------------------
            Name and Address of Firm,                  Account          Type of Interest           NASD Licensed?
       CONTACT PERSON, AND TELEPHONE NUMBER            NUMBER         (DIRECT OR INDIRECT)             YES/NO
--------------------------------------------------- -------------- --------------------------- -----------------------













Date:                                       Signature:
      -------------------------------                  ------------------------------------------
                                            Print Name:
                                                        -----------------------------------------
                                            Title:
                                                   ----------------------------------------------
                                            Employer's Name:
                                                             -------------------------------------

                                                                      SCHEDULE C

                   WILMINGTON TRUST INVESTMENT MANAGEMENT, LLC

--------------------------------------------------------------------------------
                    CODE OF ETHICS AND INSIDER TRADING REPORT
                      ~ ANNUAL HOLDINGS AND QUESTIONNAIRE ~
--------------------------------------------------------------------------------

To the Chief Compliance Officer or Designee:

A.   ACKNOWLEDGMENTS

     I hereby attest to the following:

     a. I have received the current version of the Code of Ethics and Insider Trading Statement (the "Code") of Wilmington Trust Investment Management, LLC ("WTIM");

     b. I have read and understand the Code and recognize that I am subject thereto in my capacity as a designated Access Person;

     c. I fully understand my responsibilities under the Code and agree to continue compliance with all applicable policies, procedures and reporting requirements;

     d. I understand that significant sanctions may be imposed for non-compliance with this Code and that violations, including failure to file timely reports, may be subject to review by senior management and the Board of Directors; and

     e. I hereby certify that, during the period covered by this report, I have complied in full with all provisions of this Code and I have submitted all reports in the time and manner required under this Code.

B.   CONFLICTS OF INTEREST AND/OR INSIDER TRADING ISSUES

     [ ] I hereby certify that I have no knowledge of either the existence of any personal conflict of interest relationship, or inappropriate sharing of material non-public information which may involve WTIM, its corporate affiliates, and any CLIENT accounts, such as any economic relationship between my transactions and securities held or to be acquired by a CLIENT account.

                                       OR

     [ ] Report of potential conflicts of interest or insider trading issues is attached.

C.   DISCLOSURE OF CERTAIN INVESTMENTS

     [ ] I hereby certify that I had no previous (during the reporting period) and have no pending transactions in an IPO, LIMITED OFFERING AND/OR LIMITED PARTNERSHIP.

                                       OR

     [ ] Description of transactions(s) in an IPO, LIMITED OFFERING, AND/OR
         LIMITED PARTNERSHIP are attached.

D. ANNUAL HOLDINGS OF REPORTABLE SECURITIES, INCLUDING THE WILMINGTON, CRM, ROXBURY MUTUAL FUNDS AND THE BALENTINE PRIVATE FUNDS.

         As of December 31, __________, I had a direct or indirect BENEFICIAL OWNERSHIP interest in certain REPORTABLE SECURITIES:

     [ ] As listed below; OR

     [ ] By checking this box, I hereby certify that all _____ or part _____ of my current holdings information otherwise reportable below is included instead on the ATTACHED statement(s) from the financial institution(s) listed in Section E of this report.

-------------------------------- ----------- -------------- --------------- ---------------- ------------------------
    TITLE/NAME/DESCRIPTION        TYPE OF      TICKER OR      NUMBER OF        PRINCIPAL        TYPE OF INTEREST
          OF SECURITY             SECURITY       CUSIP          SHARES          AMOUNT        (DIRECT OR INDIRECT)
          -----------             --------       -----          ------          ------        --------------------








-------------------------------- ----------- -------------- --------------- ---------------- ------------------------

E.       CURRENT TRADING ACCOUNTS

         As of December 31, , the following is a list of all brokers, dealers or banks with whom I currently maintain a TRADING ACCOUNT in which REPORTABLE SECURITIES are held for my direct or indirect benefit:

--------------------------------------------------- -------------- --------------------------- -----------------------
            NAME AND ADDRESS OF FIRM,                  ACCOUNT          TYPE OF INTEREST           NASD LICENSED?
       CONTACT PERSON, AND TELEPHONE NUMBER            NUMBER         (DIRECT OR INDIRECT)             YES/NO
--------------------------------------------------- -------------- --------------------------- -----------------------







F. ANNUAL QUESTIONNAIRE (If answer is "no" or "n/a", please indicate for each question.)

     1. List any corporations, public or private, for profit or not for profit, of which you are an officer or director or of which you or a member of your immediate family hold 5% of more of its outstanding stock and briefly describe its business activities.

     2. List any partnership of which you are either a general or limited partner and briefly describe for each its business activities and your status as a general or limited partner.

     3. List any joint ventures or any other business in which you participate other than your employment with WTIM or affiliates.

     4. List any trustee or executor relationships you have other than those pertaining to your immediate family.

     5. List the names of any broker-dealer firms in which you or a member of your immediate family have an equity interest or are a subordinated debt-holder of.

     6. List the names of any of your relatives who are employed or affiliated with a broker-dealer firm, investment company, or investment advisory firm and describe the position they hold and the related firm name.

     7. If applicable, describe below the dates and circumstances of any appearances you have made as a witness, plaintiff, or defendant:

         a. In any securities, financial or investment-related deposition, arbitration or litigation; or

         b. Before the SEC or any other regulatory or self-regulatory organizations.


Date:                                           Signature:
      ---------------------------------                    ------------------------------------------
                                                Print Name:
                                                            -----------------------------------------
                                                Title:
                                                       ----------------------------------------------
                                                Employer's Name:
                                                                 ------------------------------------

                                                                      SCHEDULE D

                   WILMINGTON TRUST INVESTMENT MANAGEMENT, LLC

PRINT NAME:
           ---------------------------------

                    CODE OF ETHICS AND INSIDER TRADING REPORT
                            COMPLIANCE REPORTING FORM
                       FOR QUARTER ENDED _________________

THIS FORM IS PROVIDED FOR CERTIFYING COMPLIANCE WITH THE CODE OF ETHICS AND INSIDER TRADING REPORT APPLICABLE TO RODNEY SQUARE MANAGEMENT CORPORATION, WILMINGTON TRUST COMPANY, WILMINGTON TRUST INVESTMENT MANAGEMENT, LLC, AND WILMINGTON BROKERAGE SERVICES COMPANY (COLLECTIVELY, "WILMINGTON TRUST") ON A QUARTERLY BASIS.

To the Chief Compliance Officer:

A.   CONFLICTS OF INTEREST AND/OR INSIDER TRADING ISSUES (SELECT AN OPTION)

     [ ] I hereby certify that I have no knowledge of either the existence of any personal conflict of interest relationship, or inappropriate sharing of material non-public information which may involve any investment product available through Wilmington Trust or its affiliates (including an affiliated investment company or other affiliated investment), in any CLIENT account or between transactions in my accounts and securities held or to be acquired in a CLIENT account.

     [ ] A report or written description of potential conflicts of interest or insider trading issues is attached.

B.   DISCLOSURE OF PROHIBITED INVESTMENTS (SELECT AN OPTION)

     [ ] I hereby certify that I had no recent (during the quarter) or pending transactions in an IPO, LIMITED OFFERING AND/OR LIMITED PARTNERSHIP.

     [ ] Transaction(s) in an IPO, LIMITED OFFERING, AND/OR LIMITED
         PARTNERSHIP are included on the Personal Securities Transaction Reporting Schedule.

C. QUARTERLY REPORT OF TRANSACTIONS IN REPORTABLE SECURITIES, INCLUDING THE WILMINGTON FUNDS, CRAMER ROSENTHAL MCGLYNN AND ROXBURY CAPITAL MANAGEMENT MUTUAL FUNDS AND THE BALENTINE PRIVATE FUNDS (SELECT AN OPTION)

     [ ] There are no transactions outside of the duplicate account statements provided.

     [ ] The transactions listed on the Personal Securities Transaction
         Reporting Schedule attached are reportable and do not appear on my duplicate account statements.

REPORTABLE SECURITIES include any options exercised with respect to Wilmington Trust Corporation Common Stock, as well as investment election changes made to your individual account in the Wilmington Trust Savings & Thrift Plan. Please refer to the Code of Ethics for the complete definition of REPORTABLE SECURITIES.

D.  CURRENT TRADING ACCOUNTS (SELECT AN OPTION)

     [ ] There are no additions to or deletions from my previously reported list of established accounts with financial institutions.

     [ ] My list of accounts with financial institutions has changed. Any new or closed accounts are listed below:

================================= ================================ =============== =============== =========================
       NAME OF FINANCIAL                                                               NEW(N)            DATE ACCOUNT
          INSTITUTION                    TELEPHONE NUMBER             ACCOUNT            OR               OPENED OR
    (BROKER, DEALER OR BANK)             & CONTACT PERSON              NUMBER         CLOSED (C)             CLOSED
--------------------------------- -------------------------------- --------------- --------------- -------------------------
--------------------------------- -------------------------------- --------------- --------------- -------------------------

--------------------------------- -------------------------------- --------------- --------------- -------------------------
--------------------------------- -------------------------------- --------------- --------------- -------------------------

--------------------------------- -------------------------------- --------------- --------------- -------------------------
--------------------------------- -------------------------------- --------------- --------------- -------------------------

--------------------------------- -------------------------------- --------------- --------------- -------------------------
--------------------------------- -------------------------------- --------------- --------------- -------------------------

--------------------------------- -------------------------------- --------------- --------------- -------------------------
--------------------------------- -------------------------------- --------------- --------------- -------------------------

--------------------------------- -------------------------------- --------------- --------------- -------------------------
--------------------------------- -------------------------------- --------------- --------------- -------------------------

--------------------------------- -------------------------------- --------------- --------------- -------------------------
--------------------------------- -------------------------------- --------------- --------------- -------------------------

================================= ================================ =============== =============== =========================

I hereby agree that if you have not received copies of statements for the accounts listed above or on a previous Compliance Reporting Form you are authorized to obtain duplicate copies of statements for these accounts directly from each institution identified above.

E.   CERTIFICATION

I hereby certify that:

     a. I have received the current version of the Code of Ethics and Insider Trading Statement (the "Code") governing my activities;

     b. I have read and understand the Code and recognize that I am subject thereto in my capacity as a designated ACCESS PERSON;

     c. I fully understand my responsibilities under the Code and agree to comply with all applicable policies, procedures and reporting requirements;

     d. I understand that significant sanctions, including termination of employment, may be imposed for non-compliance with this Code and that violations, including failure to file timely reports, may be subject to review by senior management and the Board of Directors; and

     e. I hereby certify that, during the period covered by this report, I have complied in full with all provisions of this Code and I have submitted all reports in the time and manner required under this Code.

Date:                                          Signature:
      --------------------------------                    ------------------------------------------
                                               Title:
                                                      ----------------------------------------------

Personal Securities Transaction Reporting Schedule

---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------
    Name of
   Security
   -Include
 Interest Rate                                                                                            Financial
 and Maturity                                       Buy (B),                   Principal                     Firm
 Date for Debt        Date                         Sell (S),    Number of      Amount of     Price per     Executing
  Securities      Bought/Sold     Ticker/Cusip   or Other (O)     Shares      Transaction    Share/Unit      Trade
---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------
---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------

---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------
---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------

---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------
---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------

---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------
---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------

---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------
---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------

---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------
---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------

---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------
---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------

---------------- -------------- --------------- ------------- ------------- -------------- ------------- -------------

* Include any options exercised with respect to Wilmington Trust Corporation Common Stock or investment election changes in the Wilmington Trust Savings & Thrift Plan.

Signature:
          -------------------------------------------
Print Name:
           ------------------------------------------
Title:
      -----------------------------------------------

                                                                      SCHEDULE E

--------------------------------------------------------------------------------

                  ~ BROKERAGE ACCOUNT WAIVER APPLICATION FORM ~
             REQUEST FOR APPROVAL TO OPEN/MAINTAIN A TRADING ACCOUNT
                WITH A FIRM OTHER THAN THOSE ON THE APPROVED LIST
--------------------------------------------------------------------------------

     The Code of Ethics requires that all discretionary personal securities transactions made by or on behalf of Wilmington Trust employees who have been designated as ACCESS PERSONS under the Code be executed through one of the six approved broker/dealers stated on Page 10 of this Code. This restriction applies to all accounts over which the ACCESS PERSON has trading discretion, and/or benefits directly or indirectly from, including any account for a dependent or affiliated person. This restriction applies to all existing active accounts and any new accounts that have been opened (unless granted an exemption by the Chief Compliance Officer), or may be opened.

     A waiver to maintain an account away from one of the six approved broker/dealers may be granted only for compelling reasons, and each request will be considered on a case-by-case basis. Please submit this form to the Chief Compliance Officer PRIOR to opening any accounts and/or placing a trade through any brokerage account or trading platform.

Date:
                           -----------------------------------

Name of ACCESS PERSON:
                           -----------------------------------

Account for which Waiver is Requested:

---------------------------------------------------------------

Existing Account [ ]     New Account [ ]

Name(s) on Account Registration
                               ---------------------------
Brokerage Firm
                               ---------------------------
Account Number
                               ---------------------------
Relationship of Account Holder if other than ACCESS PERSON

-----------------------------

FOR AN EXISTING ACCOUNT, A COPY OF THE MOST RECENT ACCOUNT
STATEMENT/CONFIRMATION MUST BE ATTACHED HERETO. [ ]

Reason(s) for Request to maintain or open an account with a non-approved Broker/Dealer:


--------------------------------------------------------------------------------

This application is APPROVED [ ] DECLINED [ ] for the following reason(s):


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Name                                                          Date:
     ------------------------------------------------               ------------
         CHIEF COMPLIANCE OFFICER AND/OR COMPLIANCE COMMITTEE MEMBER/S
















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